Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 30, 2005, in the Registration Statement on Form S-1 of Access Devices, Inc.

Perelman Weiner LLP

New York, New York
October 8, 2005